Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-44849, 333-123761 and 333-152583 on Form S-8 and Registration No. 333-146694 on Form S-3 of Frederick’s of Hollywood Group Inc. of our report dated October 23, 2009 relating to the consolidated financial statements and financial statement schedule appearing in this Annual Report on Form 10-K of Frederick’s of Hollywood Group Inc. for the year ended July 25, 2009.

/s/ MHM Mahoney Cohen CPAs
(The New York Practice of Mayer Hoffman McCann P.C.)

New York, New York
October 23, 2009